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Exhibit 10.25

LEASE DEED

        This deed of lease is made and executed on this the day of 30th July, 2004 at Hyderabad by and between:

        Sri. K. Ravi Kumar Reddy, S/o K.V. Reddy, aged 34 years, occu: Service, temporarily resident of U.S.A. and permanent R/o Plot #129, Flat #103, Kavuri Hills, Hyderabad -500 033 represen                        R.A. Smt. Vijaya Lakshmi, W/o Sri K.V. Reddy, aged 54 years, occu: Business, R/o Plot #129, Flat #103, Kavuri Hills, Hyderabad—500 033 hereinafter referred to as the LESSOR which term shall mean and include her heirs, legal representative etc.

And

        M/s. JAMDAT MOBILE (India) Private Limited, a Company having its registered office at H.No. 46, Road No.12, Banjara Hills, Hyderabad—500 034, represented by Suryanarayana Reddy

For Jamdat Mobile (I. Pvt. Ltd.
/s/
Director

Pulagam, S/o late Harinatha Reddy Pulagam, aged 30 years, occu: Managing Direcotr R/o #7, Plot No. 38A, HUDA Enclave, Journalist Colony, Jubilee Hills, Hyderabad—500 033, hereinafter referred to as the Lessee which term shall mean and include its administrators, agents, successors in interest etc.

WITNESSETH

        Whereas the Lessors are the owners of the premises bearing Municipal No.1-96/100 comprising of Ground Plus 3 upper floors of 11500 sq.ft. including compound wall known as "Ravi Chambers" situated at Kavuri Hills, Hyderabad

        Whereas the lessee offered to take the premises bearing municipal No.1-96/100, comprising of first and second floor consisting of around 6,000 sq.ft. known as "Ravi Chambers" situated at Kavuri Hills, Hyderabad which is more particularly mentioned in the schedule hereinafter referred to as the Schedule premises on lease to run its Administrative Office and Development Center and the Lessor has agreed to let out the schedule premises to the Lessee as per the terms set out below.

        NOW THIS DEED FURTHER WITNESSETH AS FOLOWS:

        1.     The period of lease shall be three years commencing from 1.8.2004 and expiring on 31.7.2007 however the lease can be further extended for a further period subject to enhancement of rent and amenity charges and mutual consent of lessor and lessee.

        2.     The monthly rent payable shall be Rs.50,000/- and in addition to monthly rent the lessee shall also pay an amount of Rs.35,000/- towards use and enjoyment of fixtures and fittings provided by the lessor in the premises for the first year and Rs.53,000/-towards rent and Rs.37,100/- towards the charges for the use and enjoyment of fixtures and fittings for the second year and Rs. 56,180/-towards rent and Rs.39,326/- towards charges for the use and enjoyment of fixtures and fittings for the third year and same has to be paid on or before 5th of each Calander Month in Advance by way of cheque or draft. However the lessee shall obtain receipt for the payment of said rent as and when paid.

        3.     The lessee shall keep an amount of Rs.3,50,000/- (Rupees three lakhs fifty thousand only) towards interest free deposit for the security as against damages if any committed to the property and fixtures and fittings. The said deposit amount will not carry any interest nor will it be adjusted in the rents during the subsistence of lease period. The lessor shall refund the said deposit amount to the lessee on vacating the schedule premises after deducting the cost of the damages if any committed to the schedule premises and after adjusting any arrears of rents and amenity charges kept due as on the date of vacating the premises only.

        4.     The lessee shall pay the electricity consumption charges as per the consumption recorded in the electricity meter as the schedule premises is having seperate connection which will be in the custody of lessee during subsistence of lease and the lessee responsible for the due maintenance of said meter by keeping the seal of the AP Transco in tact and shall be liable to pay any penality imposed by Transco on the ground of tampering of the meter and so also liable for prosecution. If in case if lessee is required any additional power the lessee shall bear the cost to be imposed by the AP Transco for providing additional power and shall also pay the water charges as per the bills received from the concerned authority and shall produce both the receipts showing proof of the payment of bills from time to time to the lessor for the purpose of record. After letting out the ground floor and third floor portions to the third party the water charges shall be shared by the said third party with that of lessee proportionately. The lessee shall not object the ingress and aggress of the third party to whom the ground and third floor will be let out in future by the lessor.

        5.     The lessee shall not sublet the schedule premises or any part of it to any of the third party without the written consent of the lessor and the lessee shall intimate from time to time any changes in the management of the company and its business and shall use the schedule premises for the purpose of Administrative Office and Development Center.

        6.     The lessee shall not make any additions or alterations in the schedule premises, however the lessee is entitled to erect temporary partitions with card board to suit its convenience without damaging flooring and the walls.

        7.     The lessee shall maintain the schedule premises as a prudent man does and allow the lessor to make inspection of the schedule premises through their agent at all reasonable time.

        8.     The lessor shall pay the property taxes to the Municipality, however the licence fee for running the business shall be born by the lessee and lessee shall not store or does business which is contrary to law and the lessor will not be responsible for any actions initiated by the Government or any other local body for the unauthorised business if any does by the lessee and the lessee shall bear all the fines which may be imposed by the Government and the lessee shall not do any immoral or illegal activities in the scheduel premises.

        9.     The lessee is entitled to remain in the schedule premises during the subsistence of the tenancy and the lessor shall not interfere or the disturb the lessee from enjoying the premises and shall not cause any hinderance either by the lessor or any other person claiming through them.

        10.   The lessee on the expiry of the lease period shall handover the actual, physical, vacant possession of the schedule premises to the lessor in a good condition as on today where it is as it is.

        11.                                                     or hereby expressly permit the lessee to mortgage all the moveable kept in the schedule premises to any of the financial institution for securing any loan, but however the financial institution will not have any claim or right in the tenancy. The financial institution if so intends can seize the articles and shift to it any other premises.

        12.   The lessor and lessee mutually agreed that in case if the lessee defaulted in payment of three months rent and amenity charges consequetively the lessor is entitled to terminate the tenancy even before the expiry of the lease period by giving three months notice. Similarly in case if the lessee intends to close its business and intends to vacate the schedule premises the lessee shall give three months prior notice to the lessor or the lessee shall pay three months rent and amenity charges in liue of notice.

SCHEDULE OF PROPERTY

        The premises bearing municipal No.1-96/100, comprising of first and second floor consisting of around 6,000 sq.ft. known as "Ravi Chambers" situated at Kavuri Hills, Hyderabad bounded on:

          East: Neighbour's Plot

          West: Road

          North: Neighbour's Plot

          South: Neighbour's Plot

        In witnesses whereof the lessor and lessee hereby execute this lease deed on the date above mentioned, in presence of the witnesses mentioned below.

/s/
LESSOR
LESSEE
/s/
For Jamdat Mobile (I. Pvt. Ltd.
Director
Witnesses:
1.	/s/	(K.V. Reddy)

S/1. K.S. Reddy, Plot 1X0 - 129 Flat No. 103
/s/
2.	M Reddy	(N.S. Reddy)
		7-1-304/6	/s/

S.R. Nagar; Hyderabad - 38

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